Exhibit 10.13
BUDGET TRUCK FUNDING, LLC
as Issuer
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

BASE INDENTURE
Dated as of May 11, 2006

Rental Truck Asset Backed Notes
(Issuable in Series)

v

Page
Section 13.17. No Bankruptcy Petition Against BTF	57
Section 13.18. No Recourse	57
Section 13.19. Waiver of Jury Trial	57

Annex 1 - Definitions List
Schedule I — Termination Value Curve Schedule

                    BASE INDENTURE, dated as of May 11, 2006, between BUDGET TRUCK FUNDING, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (“BTF”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H:
                    WHEREAS, BTF has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more Series of Rental Truck Asset Backed Notes (the “Notes”), issuable as provided in this Base Indenture and the related Series Supplement for each Series; and
                    WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of BTF, in accordance with its terms, have been done, and BTF proposes to do all the things necessary to make the Notes, when executed by BTF and authenticated and delivered by the Trustee hereunder and duly issued by BTF, the legal, valid and binding obligations of BTF as hereinafter provided;
                    NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE
                    Section 1.1. Definitions.
                    Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Annex I (the “Definitions List”), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.
                    Section 1.2. Cross-References.
                    Unless otherwise specified, references in this Base Indenture, each Series Supplement and in each other Related Document to any Article or Section are references to such Article or Section of this Base Indenture, such Series Supplement or such other Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
                    Section 1.3. Accounting and Financial Determinations; No Duplication.
                    Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.
                    Section 1.4. Rules of Construction.
                    In this Indenture, unless the context otherwise requires:
               (a) the singular includes the plural and vice versa;
               (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;
               (c) reference to any gender includes the other gender;
               (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
               (e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and
               (f) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.
ARTICLE 2. THE NOTES
                    Section 2.1. Designation and Terms of Notes.
                    Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement related to such Series of Notes, shall be secured by the collateral specified hereunder and any additional collateral specified in the Series Supplement, and shall bear, upon its face, the designation for such Series to which it belongs as selected by BTF, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Notes, as evidenced by his execution of the Notes. All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.
                    Section 2.2. Notes Issuable in Series.

                    (a) The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.
                    (b) Notes of a new Series may from time to time be executed by BTF and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least two (2) Business Days in advance of the related Series Closing Date and upon delivery by BTF to the Trustee, and receipt by the Trustee, of the following:
               (i) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Invested Amount (or the method for calculating the Initial Invested Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;
               (ii) a Series Supplement satisfying the criteria set forth in Section 2.3 executed by BTF and the Trustee and specifying the Principal Terms of such new Series;
               (iii) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;
               (iv) the prior written consent of the Required Noteholders of each Series of Notes Outstanding to the issuance of such new Series of Notes unless the proceeds of such new Series of Notes shall be required to be applied to repay in full such existing Series of Notes;
               (v) an Officer’s Certificate of BTF dated as of the applicable Series Closing Date to the effect that (A) no Amortization Event, Limited Liquidation Event of Default, Potential Amortization Event or Enhancement Deficiency with respect to any Series of Notes Outstanding is continuing or will occur as a result of the issuance of the new Series of Notes, (B) no Liquidation Event of Default, Borrowing Base Deficiency, Lease Event of Default or Potential Lease Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (C) the issuance of the new Series of Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which BTF is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which BTF is a party or by which it or its property may be bound or to which it or its property may be subject, and (D) all conditions precedent provided in this Base Indenture and the related Series Supplement for the new Series of Notes with respect to the authentication and delivery of the new Series of Notes have been satisfied;
               (vi) a Tax Opinion;
               (vii) evidence that each of the parties to the Series Supplement and the other Related Documents with respect to the new Series of Notes has covenanted and agreed in such Series Supplement and such Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against BTF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;
               (viii) unless otherwise specified in the related Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:
(A)	all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the related Series Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, and all conditions precedent provided for in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with in all material respects;

(B)	(1) BTF is duly organized under the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver the related Series Supplement, this Base Indenture and each other Related Document to which it is a party and to issue the new Series of Notes and (2) each of BTF, the Guarantor, the Lessee and the Administrator is duly organized under the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver each of the Related Documents to which it is a party and, in the case of BTF, to issue the new Series of Notes;

(C)	the related Series Supplement has been duly authorized, executed and delivered by BTF;

(D)	the new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, will constitute valid, binding and enforceable obligations of BTF entitled to the benefits of this Base Indenture and the related Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(E)	this Base Indenture, the related Series Supplement and each of the other Related Documents to which BTF, the Administrator or the Lessee is a party is a legal, valid and binding agreement of BTF,

the Administrator or the Lessee, as the case may be, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;
(F)	BTF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act, and this Base Indenture and the related Series Supplement are not required to be registered under the Trust Indenture Act;

(G)	the offer and sale of the new Series of Notes, if offered in accordance with the terms of the Related Documents, has been offered pursuant to a valid exemption from registration under the Securities Act;

(H)	this Base Indenture and the related Series Supplement are not required to be registered under the Trust Indenture Act;

(I)	as to the new Series of Notes and any Outstanding Series of Notes, the Opinions of Counsel relating to (1) the validity, perfection and priority of security interests, (2) the nature of the BTF Lease as a “true lease” and not as a financing arrangement, (3) the analysis of substantive consolidation of the assets of BTF with the assets of BRAC or any Affiliate thereof in the event of insolvency of any one such party, (4) there being no pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of each of BTF, the Lessee, ABCR or the Administrator to perform its obligations under any of the Related Documents, and (5) the absence of any conflict with or violation of any court decree, injunction, writ or order applicable to BTF or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by BTF; and

(J)	such other matters as the Trustee may reasonably require; and
               (ix) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
                    Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by BTF.
                    Section 2.3. Series Supplement for Each Series.
                    In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

               (1) its name or designation;
               (2) the Initial Invested Amount or the method of calculating the Initial Invested Amount with respect to such Series;
               (3) the Note Rate with respect to such Series;
               (4) the Series Closing Date;
               (5) the interest payment date or dates and the date or dates from which interest shall accrue;
               (6) the method of allocating Collections allocated to such Series;
               (7) whether the Notes of such Series will be issued in multiple Classes and, if so, the method of allocating Collections allocated to such Series among such Classes and the rights and priorities of each such Class;
               (8) the method by which the principal amount of the Notes of such Series shall amortize or accrete;
               (9) the names of any Series Accounts to be used by such Series and the terms governing the operation of any such account and the use of moneys therein;
               (10) any deposit of funds to be made in any Series Account on the Series Closing Date;
               (11) the terms of any related Enhancement and the Enhancement Provider thereof, if any;
               (12) the form of the Notes and whether the Notes may be issued in bearer form and any limitations imposed thereon;
               (13) the Series Termination Date of such Series; and
               (14) any other relevant terms of such Series of Notes (including whether or not such Series will be pledged as collateral for an issuance by an Affiliate Issuer) that do not change the terms of any Series of Notes Outstanding (all such terms, the “Principal Terms” of such Series).
                    Section 2.4. Execution and Authentication.
                    (a) The Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of BTF by an Authorized Officer and delivered by BTF to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
                    (b) At any time and from time to time after the execution and delivery of this Base Indenture, BTF may deliver Notes of any particular Series executed by BTF to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.
                    (c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to BTF to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:
                    This is one of the Notes of a Series issued under the within mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:

Authorized Signatory
                    (d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.
                    (e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by BTF, and BTF shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by BTF, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.
                    Section 2.5. Registrar and Paying Agent.
                    (a) BTF shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (“Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). BTF may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. BTF may change any Paying Agent or Registrar without prior notice to any Noteholder. BTF shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

                    (b) BTF shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If BTF fails to maintain a Registrar or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until BTF shall appoint a replacement Registrar or Paying Agent, as applicable.
                    Section 2.6. Paying Agent to Hold Money in Trust.
                    (a) BTF will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that such Paying Agent will:
               (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
               (ii) give the Trustee notice of any default by BTF (or any other obligor under the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;
               (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and
               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
                    (b) BTF may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
                    (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to BTF on Company Request; and the

Holder of such Note shall thereafter, as an unsecured general creditor, look only to BTF for payment thereof (but only to the extent of the amounts so paid to BTF), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of BTF, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to BTF. The Trustee may also adopt and employ, at the expense of BTF, any other reasonable means of notification of such repayment.
                    Section 2.7. Noteholder List.
                    The Trustee will furnish or cause to be furnished by the Registrar to BTF or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from BTF or the Paying Agent, respectively, in writing, a list in such form as BTF or the Paying Agent may reasonably require, of the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Invested Amount of not less than 10% of the aggregate Invested Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been indemnified to its satisfaction by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give BTF notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.
                    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, BTF shall furnish to the Trustee at least seven Business Days before each Distribution Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.
                    Section 2.8. Transfer and Exchange.
                    (a) Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the UCC are met, BTF shall execute and after BTF has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new

Notes, in any authorized denominations, of the same Class and a like initial Invested Amount (or maximum Invested Amount, as the case may be). At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like initial Invested Amount (or maximum Invested Amount, as the case may be), upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 8—401(a) of the UCC are met, BTF shall execute and after BTF has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.
                    (b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with a medallion signature guarantee, and (ii) accompanied by such other documents as the Trustee may require. BTF shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.
                    (c) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of BTF, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
                    (d) The preceding provisions of this Section 2.8 notwithstanding, the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of 15 days preceding the due date for payment in full of the Notes of such Series.
                    (e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but BTF or the Registrar may require payment by the Noteholder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
                    (f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied.
                    Section 2.9. Persons Deemed Owners.
                    Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and BTF may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor BTF shall be affected by notice to the contrary.
                    Section 2.10. Replacement Notes.

                    (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold BTF and the Trustee harmless then, provided that the requirements of Section 8-405 of the UCC are met (which generally permit BTF to impose reasonable requirements), BTF shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, BTF may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, BTF and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by BTF or the Trustee in connection therewith.
                    (b) Upon the issuance of any replacement Note under this Section 2.10, the Registrar, BTF or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.
                    (c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Base Indenture equally and proportionately with any and all other Notes duly issued hereunder.
                    (d) The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
                    Section 2.11. Treasury Notes.
                    In determining whether the Noteholders of the required Invested Amount of Notes have concurred in any direction, waiver or consent, Notes owned by BTF or any Affiliate of BTF (other than an Affiliate Issuer) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual owners of the Notes.
                    Section 2.12. Cancellation.

                    BTF may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which BTF may have acquired in any manner whatsoever or upon any repayment of the principal amount in respect of such Notes, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. BTF may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless BTF shall direct that cancelled Notes be returned to it pursuant to a Company Order.
                    Section 2.13. Principal and Interest.
                    (a) The principal of each Series of Notes shall be payable at the times and in the amount set forth in the applicable Series Supplement and, unless otherwise specified in the related Supplement, in accordance with Section 6.1.
                    (b) Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be payable on each Distribution Date for such Series in accordance with Section 6.1 and the applicable Series Supplement.
                    (c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.
                    (d) Unless otherwise specified in the Series Supplement, if BTF defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of BTF, cease to be payable to the Persons who were Noteholders of such Series on the applicable Record Date and in such case BTF shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in the related Series Supplement and in the Notes of such Series. BTF shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, BTF (or the Trustee, in the name of and at the expense of BTF) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.
                    Section 2.14. Tax Treatment.
                    BTF has structured this Base Indenture, the applicable Series Supplements, and the Notes that have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of BTF and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes agrees to treat the Notes for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of BTF.
ARTICLE 3. SECURITY
                    Section 3.1. Grant of Security Interest.
                    (a) To secure the Note Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplement, BTF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders (the “Secured Parties”), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, all of BTF’s right, title and interest in and to all of the following assets, property, and interests of BTF, whether now owned or at any time hereafter acquired or created (collectively, the “Collateral”):
               (i) the BTF Lease, including, without limitation, all monies due and to become due to BTF under or in connection with the BTF Lease, whether payable as rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of the BTF Lease or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of BTF against any other party under or with respect to the BTF Lease (whether arising pursuant to the terms of the BTF Lease or otherwise available to BTF at law or in equity), the right to enforce the BTF Lease and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the BTF Lease or the obligations of any party thereunder;
               (ii) all BTF Trucks and all Certificates of Title with respect thereto;
               (iii) the Administration Agreement, including, without limitation, all rights, remedies, powers, privileges and claims of BTF against any other party under or with respect to the Administration Agreement (whether arising pursuant to the terms of the Administration Agreement or otherwise available to BTF at law or in equity), and the right to enforce the Administration Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Administration Agreement or the obligations of any party thereunder;
               (iv) any Nominee Agreement, including, without limitation, all rights, remedies, powers, privileges and claims of BTF against any other party under or with respect to such Nominee Agreement (whether arising pursuant to the terms of the Nominee Agreement or otherwise available to BTF at law or in equity), and the right to enforce such Nominee Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Nominee Agreement or the obligations of any party thereunder;
               (v) all sale or other proceeds from the disposition of BTF Trucks, including all monies due in respect of the BTF Trucks, whether payable as the purchase price of such BTF Trucks or as related fees, expenses, costs, indemnities, insurance recoveries or otherwise;
               (vi) all payments under insurance policies (whether or not the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the BTF Trucks;
               (vii) the Collection Account, all monies on deposit from time to time in the Collection Account and all proceeds thereof;
               (viii) each Series Account, all monies on deposit from time to time in such Series Account and all proceeds thereof;
               (ix) all Investment Property;
               (x) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by BTF or by anyone on its behalf; and
               (xi) to the extent not otherwise included, all Proceeds, products, offspring, rents or profits of any and all of the foregoing, including cash, and all collateral security and guarantees given by any Person with respect to any of the foregoing.
                    (b) The foregoing grant is made in trust to secure the Note Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplement, all as provided in this Indenture. The Trustee, as trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to Section 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Secured Parties may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement) or distinction.
                    Section 3.2. Certain Rights and Obligations of BTF Unaffected.
                    (a) Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Secured Parties, BTF shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission in the event of an Amortization Event with respect to any Series of Notes Outstanding and subject to the provisions of Section 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of default under any of the Collateral Agreements).
                    (b) The assignment of and grant of a security interest in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve BTF from the performance of any term, covenant, condition or agreement on BTF’s part to be performed or observed under or in connection with any of the Collateral Agreements or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on BTF’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of BTF or from any breach of any representation or warranty on the part of BTF.
                    (c) BTF hereby agrees to indemnify and hold harmless the Trustee and each Noteholder (including, in each case, their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment and security interest granted hereby, whether arising by virtue of any act or omission on the part of BTF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee and any of the Noteholders in enforcing this Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee or a Noteholder which constitutes gross negligence or willful misconduct by the Trustee, such Noteholder or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.
                    Section 3.3. Performance of Collateral Agreements.
                    Upon the occurrence of a default or breach by any Person party to a Collateral Agreement, promptly following a request from the Trustee to do so and at BTF’s expense, BTF agrees to take all such lawful action as permitted under this Indenture as the Trustee may request to compel or secure the performance and observance by BTF, the Nominee Lienholder, the Administrator, the Lessee, the Guarantor or any other party to any of the Collateral Agreements of its obligations to BTF, and to exercise any and all rights, remedies, powers and privileges lawfully available to BTF to the extent and in the manner directed by the Trustee, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by BTF, the Nominee Lienholder, the Administrator, the Lessee or the Guarantor (or such other party to any of the Collateral Agreements) of their respective obligations thereunder. If (i) BTF shall have failed, within 30 days of receiving the direction of the Trustee to take commercially reasonable action to accomplish such directions of the Trustee, (ii) BTF refuses to take any such action or (iii) the Trustee reasonably determines that such action must be taken immediately, in any such case the Trustee may take, at the expense of BTF, such previously directed action and any related action permitted under this Indenture which the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under this Indenture to direct BTF to take such action), on behalf of BTF and the Secured Parties.
                    Section 3.4. Release of Collateral.
                    (a) The Trustee shall, when required by the provisions of this Indenture and at BTF’s reasonable request, execute instruments provided to it to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Section 3.4 shall be bound to ascertain the

Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
                    (b) From and after the earlier of (i) the date of the deposit of the Disposition Proceeds of a BTF Truck by or on behalf of BTF into the Collection Account and (ii) in the case of a Casualty, the date the related Casualty Payment is deposited into the Collection Account, such BTF Truck and the related Certificate of Title shall automatically be released from the lien of this Base Indenture.
                    (c) The Trustee shall, at such time as there is no Note Outstanding, release any remaining portion of the Collateral from the lien of this Indenture and release to BTF any funds then on deposit in the Collection Account and any Series Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 3.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 13.3.
                    Section 3.5. Opinions of Counsel.
                    The Trustee shall receive at least seven days’ notice when requested by BTF to take any action pursuant to Section 3.4(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.
                    Section 3.6. Stamp, Other Similar Taxes and Filing Fees.
                    BTF shall indemnify and hold harmless the Trustee and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. BTF shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.
                    [THE REMAINDER OF ARTICLE 3, INCLUDING ANY ADDITIONAL COLLATERAL WITH RESPECT TO A SERIES, MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SUCH SERIES]
ARTICLE 4. REPORTS
                    Section 4.1. Reports and Instructions to Trustee.

                    (a) Daily Reports. On each Business Day commencing on the Initial Closing Date, BTF shall prepare and maintain, or cause to be prepared and maintained, at the office of BTF, a record (each, a “Daily Report”) setting forth the aggregate of the amounts deposited in the Collection Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of proceeds received with respect to the sale of BTF Trucks and deposited in the Collection Account, (B) the aggregate amount of other Collections deposited in the Collection Account, and (C) the aggregate amount of withdrawals made from the Collection Account to pay the Initial Acquisition Cost of Trucks or maintenance and other administrative expenses in respect of BTF Trucks. BTF shall deliver a copy of the Daily Report for each Business Day to the Trustee.
                    (b) Reports and Certificates. Promptly following delivery to BTF, BTF shall forward to the Trustee copies of all reports, certificates, information or other materials delivered to BTF pursuant to the BTF Lease.
                    (c) Monthly Certificate. On each Determination Date, BTF shall furnish to the Trustee and the Paying Agent a certificate substantially in the form of Exhibit A (each a “Monthly Certificate”).
                    (d) Monthly Noteholders’ Statement. On or before each Distribution Date, BTF shall furnish to the Paying Agent a Monthly Noteholders’ Statement with respect to each Series of Notes substantially in the form, or as otherwise provided, in the applicable Series Supplement.
                    (e) Monthly Collateral Certificate. On or before each Distribution Date, BTF shall furnish to the Trustee an Officer’s Certificate of BTF to the effect that, except as stated therein, (i) the BTF Trucks and all other Collateral is free and clear of all Liens, other than Permitted Liens, and (ii) a schedule describing all of the vicarious liability claims then outstanding against BTF.
                    (f) Quarterly Compliance Certificates. On the Distribution Date in each of March, June, September and December, commencing in June 2006, BTF shall deliver to the Trustee an Officer’s Certificate of BTF to the effect that, except as provided in a notice delivered pursuant to Section 8.9, no Amortization Event or Potential Amortization Event with respect to any Series of Notes Outstanding has occurred or is continuing and no Lease Event of Default or Potential Lease Event of Default has occurred or is continuing.
                    (g) Additional Information. From time to time such additional information regarding the financial position, results of operations or business of the Lessee, the Guarantor, the Administrator, or BTF as the Trustee may reasonably request to the extent that such information is available to BTF pursuant to the Related Documents.
                    (h) Instructions as to Withdrawals and Payments. BTF will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other accounts specified in a Series Supplement and to make drawings under any Enhancement as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.
                    Section 4.2. Reports to Noteholders.
                    (a) Distribution of Monthly Noteholders’ Statement. On each Distribution Date, the Paying Agent shall forward to each Noteholder of record as of the immediately preceding Record Date of each Series of Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series.
                    (b) Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2007, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by BTF containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as BTF deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of BTF to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as may be in effect from time to time.
                    Section 4.3. Rule 144A Information.
                    For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, BTF covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.
                    Section 4.4. Administrator.
                    Pursuant to the Administration Agreement, the Administrator has agreed to provide certain reports, instructions and other services on behalf of BTF. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Administrator in lieu of BTF.
[ANY ADDITIONAL REPORTING REQUIREMENTS WITH RESPECT TO A SERIES OF NOTES MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO SUCH SERIES OF NOTES.]

ARTICLE 5. ALLOCATION AND APPLICATION OF COLLECTIONS
                    Section 5.1. Collection Account.
                    (a) Establishment of Collection Account. On or prior to the Initial Closing Date, BTF, the Collection Account Securities Intermediary and the Trustee shall have entered into the Collection Account Control Agreement pursuant to which the Collection Account shall be established and maintained for the benefit of the Noteholders. If at any time a Trust Officer obtains knowledge that the Collection Account is no longer an Eligible Account, the Trustee shall, within ten (10) Business Days of obtaining such knowledge, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Collection Account to assume the obligations of the existing Collection Account Securities Intermediary under the Collection Account Control Agreement. Initially, the Collection Account will be established with the Trustee.
                    (b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Permitted Investments in accordance with the Collection Account Control Agreement at the written direction of BTF. Investments of funds on deposit in administrative sub-accounts of the Collection Account established in respect of a particular Series of Notes shall be required to mature on or before the dates specified in the applicable Series Supplement. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. BTF shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.
                    (c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.
                    (d) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative sub-accounts of the Collection Account to facilitate the proper allocation of Collections in accordance with the terms of such Series Supplement.
                    (e) Trustee Accounts as Securities Accounts. Each of BTF and the Trustee on behalf of the secured parties hereunder and as Securities Intermediary acknowledges and agrees that all of the accounts established under Article 4 of this Base Indenture and under any Series Supplement (all such accounts and any accounts established by the Trustee or BTF under any future Series Supplements, the “Issuer Accounts”) are intended to be, and the Trustee agrees to establish such accounts as, “securities accounts” (as defined in Section 8-501 of the New York UCC). The Trustee represents and warrants that it is a “securities intermediary” (as defined in Section 8-102 of the New York UCC) and a “bank” (as defined in Section 9-102 of the New York UCC) (the Trustee in such capacities is referred to herein as the “Securities Intermediary”). The Securities Intermediary has, at the time of execution and delivery of the Base Indenture, entered into a Control Agreement with respect to each existing Issuer Account and will, unless otherwise provided in the Supplement for a new Series of Notes, execute and deliver a Control

Agreement with respect to any Issuer Accounts hereinafter created pursuant to a Supplement for a Series of Notes or any other Related Document.
                    Section 5.2. Collections and Allocations.
                    (a) Collections in General. Until this Base Indenture is terminated pursuant to Section 11.1, BTF shall, and the Trustee is authorized to, cause all Collections due and to become due to BTF or the Trustee, as the case may be, to be deposited in the following manner:
               (i) all amounts representing the proceeds from sales of BTF Trucks by BTF, the Lessee or the Administrator to third parties to be deposited by BTF, the Lessee or the Administrator within two Business Days of its receipt into the Collection Account;
               (ii) all amounts payable to BTF pursuant to the BTF Lease shall be paid directly to the Trustee for deposit into the Collection Account;
               (iii) all amounts due from any other source in respect of the Collateral (other than insurance proceeds and warranty payments in respect of BTF Trucks) to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by the Administrator or the Lessee into the Collection Account within two Business Days of its receipt thereof (and, in each case, BTF represents to the Secured Parties that it has instructed the Administrator, the Lessee and any other source of Collections, as applicable, to so remit such amounts).
                    All amounts on deposit in the Collection Account shall be allocated and distributed as provided herein and as supplemented by the Series Supplement for each outstanding Series of Notes.
                    Upon the occurrence and during the continuance of an Amortization Event or Potential Amortization Event with respect to any Series of Notes Outstanding, insurance proceeds and warranty payments will be deposited in the Collection Account within two Business Days of their receipt by BTF, the Lessee or the Administrator; provided, however, upon the delivery of an Officer’s Certificate of the Administrator to the Trustee (upon which it may conclusively rely) certifying (i) that an BTF Truck for which insurance proceeds or warranty payments, as the case may be, have been received in the Collection Account has been repaired and (ii) as to the dollar amount of such repairs, the Trustee shall release to BTF insurance proceeds or warranty payments, as the case may be, in such dollar amount (to the extent not previously applied hereunder). BTF agrees that if any such monies, instruments, cash or other proceeds shall be received by BTF in an account other than the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by BTF with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by BTF for, and immediately paid over to, but in any event within two Business Days from receipt, the Trustee, with any necessary endorsement. BTF shall ensure that all funds to be deposited in the Collection Account are paid to the Trustee by wire transfer. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article 5.

                    (b) Allocations for Noteholders. On each day on which Collections are deposited into the Collection Account, BTF shall allocate Collections deposited into the Collection Account in accordance with this Article 5 and shall instruct the Trustee to withdraw the required amounts from the Collection Account and make the required deposits in any Series Account in accordance with this Article 5, as modified by any Series Supplement. BTF shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the applicable Series Supplement.
                    (c) Unallocated Principal Collections. If, after giving effect to Section 5.2(b), Principal Collections allocated to any Series on any Distribution Date are in excess of the amount required to be paid in respect of such Series on such Distribution Date, then any such excess Principal Collections shall be allocated to BTF or such other party as may be entitled thereto as set forth in any Series Supplement.
                    Section 5.3. Determination of Monthly Interest.
                    Monthly payments of interest on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.
                    Section 5.4. Determination of Monthly Principal.
                    Monthly payments of principal of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal of or interest on any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.
[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES.]
ARTICLE 6. DISTRIBUTIONS
                    Section 6.1. Distributions in General.
                    (a) Notwithstanding any provision hereof or of any Series Supplement, prior to depositing any amounts on deposit in the Collection Account into any Distribution Account, all amounts due and payable to the Trustee pursuant to Section 10.5 and under the Nominee Agreement (including all costs and expenses incurred by the Trustee related to the disposition of any Collateral), to the extent not already paid by BTF, shall be withdrawn from the Collection Account and paid to the Trustee. Unless otherwise specified in the applicable Series Supplement, on each Distribution Date with respect to each Outstanding Series, after payment of the amounts described in the preceding sentence, (i) the Paying Agent shall deposit (in accordance with the Monthly Certificate delivered to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and principal, and (ii) to the extent provided for in the applicable Series Supplement, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

                    (b) Unless otherwise specified in the applicable Series Supplement, on each Distribution Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register; provided, however, that, the final principal payment due on a Note shall only be paid to the Noteholder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.
                    (c) Unless otherwise specified in the applicable Series Supplement (i) all distributions to Noteholders of all Classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each Class of Noteholders will receive its ratable share (based upon the aggregate amount due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.
ARTICLE 7. REPRESENTATIONS AND WARRANTIES
                    BTF hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of each Series Closing Date:
                    Section 7.1. Existence and Power.
                    BTF (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Base Indenture and the other Related Documents.
                    Section 7.2. Company and Governmental Authorization.
                    The execution, delivery and performance by BTF of this Base Indenture, each Series Supplement and the other Related Documents to which it is a party (a) is within BTF’s company power and has been duly authorized by all necessary company action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to BTF or any Contractual Obligation with respect to BTF or any of its assets or result in the creation or imposition of any Lien on any property of BTF, except for Liens created by this Indenture or the other Related Documents. This Base Indenture, each Series Supplement, and each of the other Related Documents to which BTF is a party has been executed and delivered by a duly authorized officer of BTF.
                    Section 7.3. No Consent.

                    No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by BTF of this Base Indenture, any Series Supplement or any Related Document or for the performance of any of BTF’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by BTF prior to the Initial Closing Date or as contemplated in Section 7.14.
                    Section 7.4. Binding Effect.
                    This Base Indenture, each Series Supplement, and each other Related Document is a legal, valid and binding obligation of BTF enforceable against BTF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
                    Section 7.5. Financial Information; Financial Condition.
                    All balance sheets, all statements of operations, of members’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by BTF to the Trustee and any Noteholder have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.
                    Section 7.6. Litigation.
                    There is no action, suit or proceeding pending against or, to the knowledge of BTF, threatened against or affecting BTF before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of BTF or which in any manner draws into question the validity or enforceability of this Base Indenture, any Series Supplement or any other Related Document or the ability of BTF to perform its obligations hereunder or thereunder.
                    Section 7.7. No ERISA Plan.
                    BTF has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.
                    Section 7.8. Tax Filings and Expenses.
                    BTF has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of BTF, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by BTF, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. BTF has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.
                    Section 7.9. Disclosure.
                    All certificates, reports, statements, documents and other information furnished to the Trustee or any Noteholder by or on behalf of BTF pursuant to any provision of this Indenture or any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee or such Noteholder true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or such Noteholder shall constitute a representation and warranty by BTF made on the date the same are furnished to the Trustee or to such Noteholder to the effect specified herein.
                    Section 7.10. Investment Company Act.
                    BTF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.
                    Section 7.11. Regulations T, U and X.
                    The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). BTF is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.
                    Section 7.12. Solvency.
                    Both before and after giving effect to the transactions contemplated by this Base Indenture, each Series Supplement, and the other Related Documents, BTF is solvent within the meaning of the Bankruptcy Code and BTF is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to BTF.
                    Section 7.13. Ownership of Membership Interests; Subsidiary.
                    All of the issued and outstanding shares of membership interests of BTF are owned by BRAC, all membership interests have been validly issued, are fully paid and non-assessable and are owned of record by BRAC, free and clear of all Liens other than Permitted Liens. BTF has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.

                    Section 7.14. Security Interests.
                    (a) All action necessary (including the filing of UCC-1 financing statements necessary to perfect the Trustee’s security interest in the Collateral for the benefit of the Secured Parties (in each case, now in existence and hereafter acquired)), has been or will be duly and effectively taken on or prior to the date of the issuance of the first Series of Notes.
                    (b) BTF owns and has good and marketable title to the Collateral, free and clear of all Liens other than Permitted Liens. BTF’s rights under the Collateral Agreements constitute general intangibles under the applicable UCC. This Base Indenture constitutes a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), enforceable as such as against creditors of and purchasers from BTF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. BTF has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee.
                    (c) Other than the security interest granted to the Trustee hereunder, BTF has not pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and the notation on the Certificates of Title for all BTF Trucks of the Trustee’s Lien (or, if applicable, the Lien of a Nominee Lienholder on behalf of the Trustee), for the benefit of the Secured Parties) to protect and perfect the Trustee’s security interest in the Collateral has been duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing BTF as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by BTF in favor of the Trustee on behalf of the Secured Parties in connection with this Indenture, and BTF has not authorized any such filing.
                    (d) BTF’s legal name is Budget Truck Funding, LLC and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.
                    (e) All authorizations in this Base Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable for so long as the Indenture is in effect.
                    (f) No other liens, other than the lien in favor of the Trustee for the benefit of the Secured Parties, are noted on any Certificates of Title issued for the BTF Trucks.
                    (g) No Person acquired an interest in any BTF Truck or in any funds used to acquire such interest by reason of fraud, theft, forgery, negligence or administrative error by any Person.
                    Section 7.15. Related Documents.

                    The Collateral Agreements are in full force and effect. There are no outstanding Administrator Defaults or Lease Events of Default nor have events occurred which, with the giving of notice, the passage of time or both, would constitute an Administrator Default or a Lease Event of Default.
                    Section 7.16. Non-Existence of Other Agreements.
                    Other than as permitted by Section 8.23, (i) BTF is not a party to any contract or agreement of any kind or nature and (ii) BTF is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. BTF has not engaged in any activities since its incorporation (other than those incidental to its incorporation, the authorization and the issue of the initial Series of Notes, the execution of the Related Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).
                    Section 7.17. Compliance with Contractual Obligations and Laws.
                    BTF is not (i) in violation of its certificate of incorporation or by-laws; (ii) in violation of any Requirement of Law with respect to BTF; (iii) in violation of any Contractual Obligation with respect to BTF.
                    Section 7.18. Other Representations.
                    All representations and warranties of BTF made in each Related Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.
[ANY ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO A SERIES OF NOTES MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO SUCH SERIES OF NOTES]
ARTICLE 8. COVENANTS
                    Section 8.1. Payment of Notes.
                    BTF shall pay the principal of (and premium, if any) and interest on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.
                    Section 8.2. Maintenance of Office or Agency.
                    BTF will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon BTF in respect of the Notes and Indenture may be served, and where, at any time when BTF is obligated to make a payment of principal of, and premium, if any, upon, the Notes, the Notes may be surrendered for payment. BTF will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time BTF shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
                    BTF may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. BTF will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
                    BTF hereby designates the Corporate Trust Office as one such office or agency of BTF in accordance with this Section 8.2.
                    Section 8.3. Payment of Obligations.
                    BTF will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
                    Section 8.4. Maintenance of Property.
                    BTF will keep, or will cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 8.4 shall require BTF to maintain, or to make renewals, replacements, additions, betterments or improvements of or to, any tangible property, if such property, in the reasonable opinion of BTF, is obsolete or surplus or unfit for use and cannot be used advantageously in the conduct of the business of BTF.
                    Section 8.5. Conduct of Business and Maintenance of Existence.
                    BTF will do and cause to be done at all times all things necessary to maintain and preserve its existence as a corporation validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign corporation licensed under the laws of each state in which the failure to so qualify would have a Material Adverse Effect.
                    Section 8.6. Compliance with Laws.
                    BTF will comply in all respects with all Requirements of Law with respect to BTF and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of BTF or the ability of BTF to perform its obligations under this Base Indenture, each Series Supplement, or under any other Related Document to which it is a party; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral.

                    Section 8.7. Inspection of Property, Books and Records.
                    BTF will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. BTF will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent certified public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.
                    Section 8.8. Compliance with the Collateral Agreements.
                    (a) BTF will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party. BTF will not take any action which would permit the Lessee, the Guarantor, the Nominee Lienholder, the Administrator or any other Person to have the right to refuse to perform any of its respective obligations under any of the Collateral Agreements or any other instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Agreement or any such instrument or agreement.
                    (b) Except as otherwise provided in Section 3.2(a) and Section 9.2, BTF agrees that it will not, without the prior written consent of the Trustee acting at the direction of the Requisite Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Agreement or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to BTF or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor. BTF agrees that it will not, without the prior written consent of the Trustee, acting at the direction of the Requisite Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents. Upon the occurrence of an Administrator Default, BTF will not, without the prior written consent of the Trustee acting at the direction of the Requisite Investors, terminate the Administrator and appoint a successor Administrator in accordance with the Administration Agreement, and will terminate the Administrator and appoint a successor Administrator in accordance with the Administration Agreement if and when so directed by the Trustee acting at the direction of the Requisite Investors.
                    Section 8.9. Notice of Defaults.
                    Promptly upon becoming aware of (i) any Potential Amortization Event or Amortization Event with respect to any Series of Notes Outstanding, any Potential Lease Event of Default, any Lease Event of Default or any Administrator Default or (ii) any default under any other Collateral Agreement, BTF shall give the Trustee notice thereof, together with an Officer’s Certificate of BTF setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by BTF.
                    Section 8.10. Notice of Material Proceedings.

                    Promptly upon becoming aware thereof, BTF shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting BTF which is reasonably likely to have a material adverse effect on the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of BTF or the ability of BTF to perform its obligations under this Indenture or under any other Related Document to which it is a party.
                    Section 8.11. Further Requests.
                    BTF will promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.
                    Section 8.12. Further Assurances.
                    (a) BTF shall from time to time, and at its own expense, do such further acts and things, and promptly execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable (including as may be reasonably requested by the Trustee or the Administrator) to maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. Without limiting the generality of the foregoing provisions of this Section 8.12(a), BTF shall take all actions that are required to maintain the security interest of the Trustee in the Collateral as a perfected security interest subject to no prior Liens (other than Permitted Liens) or to enable the Trustee or the Administrator to exercise and enforce its rights and remedies hereunder or under any Series Supplement with respect to any Collateral, including, without limitation (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Trustee or the Nominee Lienholder to be noted on all Certificates of Title and (iii) causing the Administrator or its agent, as agent for the Trustee, to maintain possession of the Certificates of Title for the BTF Trucks for the benefit of the Trustee pursuant to Section 2(b) of the Administration Agreement. BTF shall designate all accounts as “securities accounts” within the meaning of Section 8-501 of the New York UCC, and execute and deliver a Control Agreement with respect to each such account. If BTF fails to perform any of its agreements or obligations under this Section 8.12(a), the Trustee shall, at the direction of the Required Noteholders of any Series of Notes, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by BTF upon the Trustee’s demand therefor. The Trustee is hereby authorized, but shall have no obligation, to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.
                    (b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
                    (c) BTF will warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.
                    (d) On or before May 11th of each calendar year, commencing with May 11, 2007, BTF shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Indenture in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture in the Collateral until May 11th in the following calendar year.
                    (e) BTF shall cause the Trustee to hold in the State of New York the original chattel paper BTF Lease and, unless otherwise agreed to in a Series Supplement for a Series of Notes, any other Collateral that may be perfected by possession in the State of New York under the New York UCC.
                    Section 8.13. Liens.
                    BTF will not create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Nominee Lienholder and other Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.
                    Section 8.14. Other Indebtedness.
                    BTF will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness hereunder or under any other Related Document.
                    Section 8.15. No ERISA Plan.
                    BTF shall not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.
                    Section 8.16. Mergers.

                    BTF will not merge or consolidate with or into any other Person, nor form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
                    Section 8.17. Sales of Assets.
                    BTF will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Related Documents and provided that the proceeds received by BTF in connection with such transaction are paid directly into the Collection Account or deposited by BTF into the Collection Account within two Business Days after receipt thereof by BTF.
                    Section 8.18. Acquisition of Assets.
                    BTF will not acquire, by long-term or operating lease or otherwise, any property except pursuant to the terms of and as contemplated by the Related Documents.
                    Section 8.19. Dividends, Officers’ Compensation, etc.
                    BTF will not (i) declare or pay any dividends on any shares of its stock; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, BTF may declare and pay dividends in accordance with the provisions of this Base Indenture or (ii) pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
                    Section 8.20. Legal Name; Location Under Section 9-301.
                    BTF will neither change its location (within the meaning of Section 9-301 of the applicable UCC) or its legal name without at least 30 days’ prior written notice to the Trustee. In the event that BTF desires to so change its location or change its legal name, BTF will make any required filings and prior to actually changing its location or its legal name, BTF will deliver to the Trustee (i) an Officer’s Certificate of BTF and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral in respect of the new location or new legal name of BTF and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
                    Section 8.21. Organizational Documents.
                    BTF will not amend any of its organizational documents, including its certificate of formation or limited liability company agreement, without the prior written consent of the Required Noteholders of each Series of Notes Outstanding.
                    Section 8.22. Investments.
                    BTF will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Related Documents.

                    Section 8.23. No Other Agreements.
                    BTF will not (a) enter into or be a party to any agreement or instrument other than any Related Document, any documents related to any Enhancement or any documents and agreements incidental thereto, (b) except as provided for in Sections 12.1 or 12.2 of this Base Indenture, amend or modify any provision of any Related Document to which it is a party, or (c) give any approval or consent or permission provided or in any Related Document, except as permitted in Section 3.2(a) of this Base Indenture.
                    Section 8.24. Other Business.
                    BTF will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the BTF Trucks pursuant to the BTF Lease and other Related Documents, the related exercise of its rights thereunder, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing (including transaction or activities contemplated in Section 8.26).
                    Section 8.25. Maintenance of Separate Existence.
                    To maintain its corporate existence separate and apart from that of ABCR, BRAC, BTR and any other Affiliates of ABCR, BRAC or BTR, BTF will:
                    (a) practice and adhere to organizational formalities, such as maintaining appropriate books and records;
                    (b) observe all organizational formalities in connection with all dealings between itself and BTR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;
                    (c) observe all procedures required by its certificate of formation, limited liability company agreement and the laws of the State of Delaware;
                    (d) act solely in its name and through its duly authorized officers or agents in the conduct of its businesses;
                    (e) manage its business and affairs by or under the direction of its officers;
                    (f) ensure that its Board of Managers duly authorizes all of its actions;
                    (g) ensure the receipt of proper authorization, when necessary, from its shareholders for its actions;
                    (h) maintain at least one member of the Board of Managers who is an Independent Manager;
                    (i) own or lease (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

                    (j) not (i) guarantee or otherwise become liable for any obligations of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing; (ii) other than as provided in the Related Documents, have obligations guaranteed by ABCR, the Lessee, the Administrator or any Affiliates of the foregoing; (iii) hold itself out as responsible for debts of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing; (iv) fail to correct any known misrepresentation with respect to the statement in subsection (iii); (v) operate or purport to operate as an integrated, single economic unit with respect to ABCR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity; (vi) seek to obtain credit or incur any obligation to any third party based upon the assets of ABCR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity; (vii) induce any such third party to reasonably rely on the creditworthiness ABCR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity; and (viii) be directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing other than as required by the Related Documents with respect to insurance on the BTF Trucks;
                    (k) other than as provided in the Related Documents, maintain its deposit and other bank accounts and all of its assets separate from those of any other Person;
                    (l) maintain its financial records separate and apart from those of any other Person;
                    (m) disclose in its annual financial statements the effects of the transactions contemplated by the Related Documents in accordance with GAAP;
                    (n) not suggest in any way, within its financial statements, that its assets are available to pay the claims of creditors of ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;
                    (o) compensate all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds;
                    (p) maintain office space separate and apart from that of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing) and a telephone number separate and apart from that of ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing;
                    (q) conduct all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;
                    (r) have separate stationery from ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;
                    (s) have no debt or obligations to any of ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;

                    (t) account for and manage all of its liabilities separately from those of ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing;
                    (u) allocate, on an arm’s length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintain an arm’s-length relationship with each of ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;
                    (v) refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving ABCR, BRAC, the Lessee, the Administrator or any Affiliate thereof to substantively consolidate BTF with the Lessee, ABCR, BRAC, the Administrator or any Affiliate thereof;
                    (w) remain solvent and assure adequate capitalization for the business in which it is engaged; and
                    (x) conduct all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of ABCR, BRAC, the Lessee, the Administrator and the Affiliates of the foregoing.
                    BTF acknowledges its receipt of a copy of that certain opinion letter issued by White & Case dated May 11, 2006 addressing the issue of substantive consolidation as they may relate to any of the Lessee, ABCR, BRAC, the Administrator or any Affiliate thereof on the one hand and BTF on the other hand. BTF hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to it. On an annual basis commencing on May 11, 2007, BTF will provide to the Trustee an Officer’s Certificate certifying that it is in compliance with its obligations under this Section 8.25.
                    Section 8.26. Disposition of BTF Trucks.
                    If a BTF Truck is returned to BTF pursuant to Section 2.6(b) of the BTF Lease, BTF will use commercially reasonable efforts to arrange for the prompt sale of such BTF Truck and to maximize the sales price thereof.
                    Section 8.27. Acquisition of Trucks by BTF.
                    BTF shall acquire additional Trucks only by purchase directly from an Eligible Truck Manufacturer or an Approved Seller and only if such Trucks will, upon such purchase, constitute Eligible Trucks, and shall give prompt notice to the Administrative Agent of any new Trucks acquired that will become subject to the lien of this Indenture.
                    Section 8.28. Insurance.
                    BTF will obtain and maintain, or cause to be obtained and maintained, with respect to the BTF Trucks the insurance coverage specified in Section 31.3 of the BTF Lease. All insurance policies obtained pursuant to this Section 8.28 shall name the Trustee as a loss payee as its interest may appear. BTF shall provide that the Trustee will receive at least 30 days’ prior written notice of any change of such insurance policies or arrangements. BTF shall provide that the Trustee will receive at least ten days’ prior written notice of any cancellation of such insurance policies or arrangements.
                    Section 8.29. Truck Registration.
                    BTF shall register all BTF Trucks in, and obtain Certificates of Title from, the State of Oklahoma.
                    Section 8.30. Tax Forms.
                    BTF shall deliver to the Administrative Agent two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered on or before the Closing Date for the first Series of Notes hereunder. In addition, BTF shall deliver such forms to the Administrative Agent upon request or a reasonable period of time before the invalidity of any form previously delivered by BTF.
                    [ANY ADDITIONAL COVENANTS RELATED TO A SERIES OF NOTES MAY BE SET FORTH IN THE SERIES SUPPLEMENT FOR SUCH SERIES OF NOTES]
ARTICLE 9. AMORTIZATION EVENTS AND REMEDIES
                    Section 9.1. Amortization Events.
                    If any one of the following events shall occur with respect to any Series of Notes (each, an “Amortization Event”):
                    (a) BTF defaults in the payment of any interest on, principal of or premium on, any Note of such Series (or any other payment on any Note) when the same becomes due and payable and such default continues for a period of two (2) Business Days;
                    (b) BTF fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of a Series or this Indenture and the failure to so comply materially and adversely affects the interests of the Noteholders of any Series and continues to materially and adversely affect the interests of the Noteholders of such Series for a period of thirty (30) days after the earlier of (i) the date on which BTF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to BTF by the Trustee or to BTF and the Trustee by the Required Noteholders of such Series;
                    (c) the occurrence of an Event of Bankruptcy with respect to BTF, the Lessee, the Administrator, BRAC or ABCR;
                    (d) (i) any Lease Event of Default under the BTF Lease arising from a Lease Payment Default occurs or (ii) any other Lease Event of Default under the BTF Lease shall occur, whether or not subsequently waived by BTF;

                    (e) BTF shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act of 1940, as amended;
                    (f) the BTF Lease is terminated for any reason;
                    (g) any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance is rendered against BTF and such judgment or order continues unsatisfied and unstayed for a period of thirty (30) days;
                    (h) any representation made by BTF in this Base Indenture, any Series Supplement or any other Related Document is false and such false representation materially and adversely affects the interests of the Noteholders of any Series of Notes and such false Representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which BTF obtains knowledge thereof or (ii) the date that written notice thereof is given to BTF by the Trustee or to BTF and the Trustee by the Required Noteholders of such Series;
                    (i) any of the Related Documents or any portion thereof shall not be in full force and effect, enforceable in accordance with its terms or BTF, the Lessee, ABCR, the Administrator shall so assert in writing;
                    (j) the occurrence of any Administrator Default; or
                    (k) any other event shall occur which may be specified in the Series Supplement for such Series of Notes as an “Amortization Event” applicable only to such Series of Notes;
then (i) in the case of any event described in clause (b) or (k) above (with respect to clause (k) above, only to the extent such Amortization Event is subject to waiver as set forth in the applicable Series Supplement), either the Trustee, by written notice to BTF, or the Required Noteholders of the applicable Series of Notes, by written notice to BTF and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice or (ii) in the case of any event described in clause (a), (c), (d), (e), (f), (g), (h), (i) or (j) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder or (iii) in the case of any event described in clause (k) above (only to the extent such Amortization Event is not subject to waiver as set forth in the applicable Series Supplement), an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder.
                    Section 9.2. Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
                    (a) General. If and whenever an Amortization Event with respect to any Series of Notes Outstanding shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Investors (or the Required Noteholders of any affected Series of Notes, in the case of an Amortization Event that affects less than all Series of Notes), shall, exercise from time to time any rights and remedies available to it under applicable law or any Related Document; provided, however, that if such Amortization Event is with respect to less than all Series of Notes Outstanding, then the Trustee’s rights and remedies pursuant to the provisions of this Section 9.2 shall, to the extent not detrimental to the rights of the holders of the Series of Notes Outstanding with respect to which such Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those Series of Notes with respect to which such Amortization Event has occurred and the Trustee shall exercise such rights and remedies at the written direction of Noteholders holding in excess of 50% of the aggregate Invested Amount of all such Series of Notes with respect to which such Amortization Event has occurred. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of Note Obligations and shall be applied as provided in Article 5. If so specified in the applicable Series Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Notes to the extent set forth therein.
                    (b) Liquidation Event of Default; Limited Liquidation Event of Default. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or the Required Noteholders of the applicable Series of Notes (in the case of a Limited Liquidation Event of Default), shall direct BTF to exercise (and BTF agrees to exercise), to the extent necessary, all rights, remedies, powers, privileges and claims of BTF against any party to any Related Document arising as a result of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default, as the case may be, or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to BTF and the right to terminate all or a portion of the BTF Lease and take possession of BTF Trucks and to give any consent, request, notice, direction, approval, extension or waiver in respect of the BTF Lease, and any right of BTF to take such action independent of such direction shall be suspended.
                    (c) BTF Trucks. Upon the occurrence of a Liquidation Event of Default, the Trustee, at the written direction of the Requisite Investors, shall promptly sell, or instruct BTF to sell, or cause the Lessee to sell the BTF Trucks. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, the Trustee, at the written direction of the Required Noteholders of the applicable Series of Notes, shall promptly sell, or instruct BTF to sell, or cause the Lessee to sell BTF Trucks in an amount sufficient to pay all interest and principal on such Series of Notes.
                    (d) Failure of BTF or the Lessee to Take Action. If (i) BTF or the Lessee shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b) or (c) above, (ii) BTF or the Lessee refuses to take such action or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Requisite Investors (with respect to any Liquidation Event of Default) shall), take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct BTF or the Lessee to take such action). The Trustee may institute legal proceedings for the appointment of a receiver or receivers to take possession of the BTF Trucks pending the sale thereof pursuant either to the powers of sale granted by this Indenture and the Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture.
                    (e) Sale of Collateral. Upon any sale of any of the Collateral directly by the Trustee, whether made under the power of sale given under this Section 9.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:
               (i) the Trustee or any Noteholder may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;
               (ii) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
               (iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of BTF of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against BTF, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under BTF or its successors or assigns;
               (iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and
               (v) to the extent that it may lawfully do so, BTF agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the BTF Trucks shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture.
                    (f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee on behalf of the Secured Parties shall (subject to the foregoing provisions in respect of the BTF

Trucks) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
                    (g) Series Amortization Event. Upon the occurrence of an Amortization Event with respect to one or more, but not all, Series of Notes Outstanding, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest and principal on the affected Series of Notes or to enforce the performance of any provision of the applicable Notes, this Base Indenture or any applicable Series Supplement.
                    Section 9.3. Other Remedies.
                    Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal of or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects less than all Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Series Supplement with respect such Series of Notes. In addition, the Trustee may, or shall at the written direction of the Requisite Investors (or the Required Noteholders of one or more Series of Notes, in the case of an Amortization Event that affects only such Series of Notes), direct BTF to exercise any rights or remedies available under any Related Document or under applicable law or in equity with respect to that Series of Notes.
                    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
                    Section 9.4. Waiver of Past Events.
                    Subject to Section 12.2, the Noteholders of any Series owning an aggregate Invested Amount of Notes in excess of 66 2/3% of the aggregate Invested Amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event described in clause (b) or (k) of Section 9.1 (with respect to clause (k), only to the extent subject to waiver as provided in the applicable Series Supplement) which relate to such Series and its consequences. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event described in clause (a), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of Section 9.1 (with respect to clause (k) only to the extent not subject to waiver as set forth in the applicable Series Supplement) shall not be subject to waiver.
                    Section 9.5. Control by Requisite Investors.
                    The Requisite Investors (or, to the extent such remedy relates only to a particular Series of Notes, the Required Noteholders of such Series (unless otherwise specified in the applicable Series Supplement)) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Base Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.
                    Section 9.6. Limitation on Suits.
                    Any other provision of this Indenture to the contrary notwithstanding, a Holder of Notes of any Series may pursue a remedy with respect to this Indenture or the Notes of such Series only if:
                    (a) the Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series;
                    (b) the Noteholders of at least 25% of the aggregate Invested Amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;
                    (c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
                    (d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
                    (e) during such 45-day period the Required Noteholders of such Series of Notes do not give the Trustee a direction inconsistent with the request.
                    (f) A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
                    Section 9.7. Unconditional Rights of Holders to Receive Payment.
                    Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.
                    Section 9.8. Collection Suit by the Trustee.
                    If any Amortization Event arising from the failure to make a payment in respect of a Series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against BTF for the whole amount of principal and interest remaining unpaid on the Notes of such Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                    Section 9.9. The Trustee May File Proofs of Claim.
                    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to BTF (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, and other properties which the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
                    Section 9.10. Priorities.
                    If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 5 of this Base Indenture as supplemented by the provisions of each Series Supplement hereto.
                    Section 9.11. Undertaking for Costs.
                    In any suit for the enforcement of any right or remedy under this Base Indenture or any Series Supplement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.7, or a suit by Noteholders of more than 10% of the aggregate Invested Amount of all then Outstanding Notes.
                    Section 9.12. Rights and Remedies Cumulative.
                    No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Base Indenture, any applicable Series Supplement or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
                    Section 9.13. Delay or Omission Not Waiver.
                    No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such holders of Notes, as the case may be.
                    Section 9.14. Reassignment of Surplus.
                    After termination of this Indenture and the payment in full of the Note Obligations, any proceeds of the Collateral received or held by the Trustee shall be turned over to BTF and the Collateral shall be reassigned to BTF by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.
ARTICLE 10. THE TRUSTEE
                    Section 10.1. Duties of the Trustee.
                    (a) If an Amortization Event with respect to one or more Series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received written notice. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.
                    (b) Except during the occurrence and continuance of an Amortization Event:
               (i) The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
               (i) This clause does not limit the effect of clause (b) of this Section 10.1.
               (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
               (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.5.
               (iv) The Trustee shall not be charged with knowledge of any default by any Person in the performance of its obligations under any Related Document, unless a Trust Officer receives written notice of such failure from BTF, the Lessee or any Noteholder or otherwise has actual knowledge thereof.
                    (d) Notwithstanding anything to the contrary contained in this Indenture or any of the other Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there are reasonable grounds (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any risk, loss, liability or expense.
                    (e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.
                    (f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents.
                    Section 10.2. Rights of the Trustee.
                    Except as otherwise provided by Section 10.1:
                    (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

                    (b) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
                    (c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care. The appointment of agents (other than legal counsel) pursuant to this subsection (c) shall be subject to the prior consent of BTF, which consent shall not be unreasonably withheld.
                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
                    (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Base Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Amortization Event or a default by the Lessee, the Guarantor, the Administrator, BTF, the Nominee Lienholder (which has not been cured), to exercise such of the rights and powers vested in it by this Base Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
                    (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series of Notes.
                    (g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct, negligence or bad faith.
                    (h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.
                    Section 10.3. Individual Rights of the Trustee.
                    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with BTF or an Affiliate of BTF with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
                    Section 10.4. Notice of Amortization Events and Potential Amortization Events.

                    If an Amortization Event or a Potential Amortization Event with respect to any Series of Notes Outstanding occurs and is continuing of which a Trust Officer shall have received written notice, the Trustee shall promptly provide the Noteholders and BTF with notice of such Amortization Event or Potential Amortization Event by first class mail.
                    Section 10.5. Compensation.
                    (a) BTF shall promptly pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Trustee and BTF shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. BTF shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents in administering the Collateral.
                    (b) BTF shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
                    (c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.
                    (d) The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.
                    Section 10.6. Replacement of the Trustee.
                    (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.
                    (b) The Trustee may, after giving sixty (60) days’ prior written notice to BTF and each Noteholder, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee at any time by so notifying the Trustee, BTF and the Administrator. So long as no Amortization Event has occurred and is continuing with respect to any Series of Outstanding Notes, BTF may remove the Trustee at any time. BTF shall remove the Trustee if:
               (i) the Trustee fails to comply with Section 10.8;
               (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;
               (iii) a custodian or public officer takes charge of the Trustee or its property; or

                    (iv) the Trustee becomes incapable of acting.
                    If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, BTF (or, if an Amortization Event has occurred and is continuing with respect to any Series of Outstanding Notes, the Requisite Investors) shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by BTF.
                    (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, BTF or any Secured Party may petition any court of competent jurisdiction for the appointment of a successor Trustee. At any time after a successor Trustee appointed by a court takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by the court.
                    (d) If the Trustee, after written request by any Noteholder, fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. At any time after a successor Trustee appointed by a court takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by the court.
                    (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to BTF and the Administrator. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, BTF’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.
                    Section 10.7. Successor Trustee by Merger, etc.
                    Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
                    Section 10.8. Eligibility Disqualification.
                    (a) There shall at all times be a Trustee hereunder which shall be (i) a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition (iii) a member bank, or is a subsidiary of a corporation that is a member bank, of the Federal Reserve System and (iv) subject to Section 10.6(b), if such Trustee is other than The Bank of New York Trust Company, N.A., acceptable to the Requisite Investors.

                    (b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.
                    Section 10.9. Appointment of Co-Trustee or Separate Trustee.
                    (a) Notwithstanding any other provisions of this Base Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of BTF unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.
                    (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
               (i) The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;
               (ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
               (iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;
               (iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and
               (v) The Trustee shall remain primarily liable for the actions of any co-trustee.
                    (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture and any Series Supplement, specifically including every provision of this Base Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to BTF and the Administrator.
                    (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
                    (e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee’s sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Series Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.
                    Section 10.10. Representations and Warranties of Trustee.
                    The Trustee represents and warrants to BTF and the Secured Parties that:
               (i) The Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;
               (ii) The Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes;
               (iii) This Base Indenture has been duly executed and delivered by the Trustee; and
               (iv) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8.
                    Section 10.11. BTF Indemnification of the Trustee.
                    BTF shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by BTF or any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 10.11; provided, however, that BTF shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, negligence or bad faith by the Trustee or such predecessor Trustee, as the case may be. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.
                    Section 10.12. Possession of Collateral.
                    The Trustee shall hold the original chattel paper BTF Lease and any other Collateral in the State of New York pursuant to instructions of BTF in accordance with Section 8.12(e) or as otherwise directed by the Required Noteholders of any Series, as applicable.
ARTICLE 11. DISCHARGE OF INDENTURE
                    Section 11.1. Termination of BTF’s Obligations.
                    (a) This Indenture shall cease to be of further effect (except that (i) BTF’s obligations under Section 10.5 and Section 10.11, (ii) the Trustee’s and Paying Agent’s obligations under Section 11.2 and Section 11.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 13.17 shall survive) when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and BTF has paid all sums payable hereunder.
                    (b) In addition, except as may be provided to the contrary in any Series Supplement, BTF may terminate all of its obligations under this Indenture if:
               (i) BTF irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and BTF under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

               (ii) BTF delivers to the Trustee an Officer’s Certificate of BTF stating that all conditions (other than final payment to the Noteholders) precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;
               (iii) BTF delivers to the Trustee an Officer’s Certificate of BTF stating that no Potential Amortization Event or Amortization Event shall have occurred and be continuing on the date of such deposit; and
               (iv) the Required Noteholders of each Series of Notes Outstanding shall have consented to such deposit and termination of obligations pursuant to this Section 11.1;
then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of BTF, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.
                    (c) After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of BTF’s obligations under this Indenture except for those surviving obligations specified above.
                    In order to have money available on a payment date to pay principal of or interest on the Notes, the U.S. Government Obligations shall be payable as to principal of or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.
                    Section 11.2. Application of Trust Money.
                    The Trustee or a trustee satisfactory to the Trustee and BTF shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Notes. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.
                    Section 11.3. Repayment to BTF.
                    The Trustee and the Paying Agent shall promptly pay to BTF upon written request any excess money or, pursuant to Sections 2.10 and 2.12, return any Notes held by them at any time.
                    Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to BTF upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.
                    The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE 12. AMENDMENTS
                    Section 12.1. Amendments.
                    The provisions of this Base Indenture and any Series Supplement (unless otherwise provided in such Series Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by BTF, the Trustee and the Requisite Investors (or the Required Noteholders of a Series of Notes, in respect of any amendment, modification or waiver to the Series Supplement with respect to such Series of Notes or any amendment, modification or waiver to the Base Indenture which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Officer’s Certificate or, with respect to any legal issue, an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officer’s Certificate of BTF to the truth of such factual matter; provided that, notwithstanding the foregoing, so long as there is one Series of Notes outstanding, such Series of Notes shall be deemed to be affected by any amendment, modification or waiver to the Base Indenture). Notwithstanding the foregoing:
               (i) any modification of this Section 12.1, any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in the Invested Amount of the Notes or any change in the definition of the terms “Aggregate Required Borrowing Base”, “Aggregate Invested Amount”, “Borrowing Base”, “Borrowing Base Deficiency”, “Collateral” (other than to add additional Collateral), “Invested Amount”, “Invested Percentage”, or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and
               (ii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) will require the consent of each affected Noteholder; (B) approve the assignment or transfer by BTF of any of its rights or obligations under the Indenture or under any other Related Document to which it is a party shall require the consent of each affected Noteholder, unless the express terms of such Related Document requires the consent of each Noteholder; (C) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document will require the consent of each Noteholder; provided, however, that no consent will be required to release any liens on BTF Trucks which are released as permitted by the Indenture; (D) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to others shall require the consent of such Noteholder; (E) amend or otherwise modify any Amortization Event or Liquidation Event of Default shall require the consent of each affected Noteholder; and (F) amend or otherwise modify which Amortization Events are not subject to waiver pursuant to Section 9.4 shall require the consent of each affected Noteholder; and
               (iii) the Eligible Truck Appendix may be amended and/or supplemented from time to time by BTF without any approval or consent of any party;

provided, however, the Eligible Truck Appendix is subject to (i) the calculation of the Termination Value Curve for each newly-added Truck, as determined by Deutsche Bank Securities, Inc., (which Termination Value Curve shall be subject to the consent of BTF), and (ii) as applicable, the calculation of the credit enhancement percentages for each newly-added Truck, as determined by the Required Noteholders for each outstanding Series of Notes (which enhancement percentages shall be subject to the consent of BTF).
No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Base Indenture, any Series Supplement or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.
                    Section 12.2. Supplements.
                    Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the delivery to the Trustee of an Opinion of Counsel that such Supplement is authorized by this Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Section 12.1, each Series Supplement may be amended as provided in such Series Supplement.
                    Section 12.3. Revocation and Effect of Consents.
                    Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. BTF may fix a record date for determining which Noteholders must consent to such amendment or waiver.
                    Section 12.4. Notation on or Exchange of Notes.
                    The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. BTF, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.
                    Section 12.5. The Trustee to Sign Amendments, etc.
                    The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s

Certificate of BTF and/or an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon BTF in accordance with its terms. BTF may not sign a Supplement until its Board of Directors approves it.
ARTICLE 13. MISCELLANEOUS
                    Section 13.1. Notices.
                    (a) Any notice or communication by BTF or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier, facsimile, electronic mail or overnight air courier guaranteeing next day delivery, to the other’s address:
If to BTF:
Budget Truck Funding, LLC
6 Sylvan Way
Parsippany, New Jersey 07054
Attn: Treasurer
Phone: (973) 496-7312
Fax: (973) 496-5852
with a copy to the Administrator:
Budget Truck Rental, LLC
1 Campus Drive
Parsippany, NJ 07054
Attn: Treasurer
Tel: (973) 496-5285
Fax: (973) 496-5852
If to the Trustee:
The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust/Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562
                    BTF or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, BTF may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.
                    Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex, telecopier, facsimile or electronic mail shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.
                    Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.
                    If BTF mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.
                    (b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or unless otherwise provided in a Series Supplement) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
                    In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.
                    Section 13.2. Communication by Noteholders With Other Noteholders.
                    Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.
                    Section 13.3. Certificate and Opinion as to Conditions Precedent.
                    Upon any request or application by BTF to the Trustee to take any action under this Indenture, the Trustee may request, and in such case BTF shall furnish to the Trustee, an Officer’s Certificate of BTF in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.
                    Section 13.4. Statements Required in Certificate.

                    Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:
                    (a) a statement that the Person giving such certificate has read such covenant or condition;
                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;
                    (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
                    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
                    Section 13.5. Rules by the Trustee.
                    The Trustee may make reasonable rules for action by or at a meeting of Noteholders.
                    Section 13.6. No Recourse Against Others.
                    A director, Authorized Officer, employee or stockholder of BTF, as such, shall not have any liability for any obligations of BTF under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.
                    Section 13.7. Duplicate Originals.
                    The parties may sign any number of copies of this Base Indenture. One signed copy is enough to prove this Base Indenture.
                    Section 13.8. Benefits of Indenture.
                    Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.
                    Section 13.9. Payment on Business Day.
                    Unless otherwise specified in the Series Supplement for any Series of Notes, in any case where any Distribution Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Base Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Distribution Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Distribution Date, redemption date, or maturity date, as the case may be to and including such next succeeding Business Day.
                    Section 13.10. Governing Law.
                    THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
                    Section 13.11. No Adverse Interpretation of Other Agreements.
                    This Indenture may not be used to interpret another indenture, loan or debt agreement of BTF or an Affiliate of BTF. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
                    Section 13.12. Successors.
                    All agreements of BTF in this Indenture and the Notes shall bind its successor; provided, however, BTF may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.
                    Section 13.13. Severability.
                    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
                    Section 13.14. Counterpart Originals.
                    The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
                    Section 13.15. Table of Contents, Headings, etc.
                    The Table of Contents and headings of the Articles and Sections of this Base Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
                    Section 13.16. Termination; Indenture Collateral.
                    This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all Note Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of BTF and upon receipt of an Officer’s Certificate of BTF to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to BTF.
                    BTF and the Secured Parties hereby agree that, if any funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to BTF.
                    Section 13.17. No Bankruptcy Petition Against BTF.
                    Each of the Secured Parties and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against BTF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from BTF pursuant to this Indenture. In the event that any such Secured Party or the Trustee takes action in violation of this Section 13.17, BTF, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against BTF or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.17 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving BTF.
                    Section 13.18. No Recourse.
                    The obligations of BTF under this Indenture are solely the obligations of BTF. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any member, employee, officer, manager, or incorporator or other authorized person of BTF. Fees, expenses or costs payable by BTF hereunder shall be payable by BTF to the extent and only to the extent that BTF is reimbursed therefor pursuant to any of the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. In the event that BTF is not reimbursed for such fees, expenses or costs or that sufficient funds are not available for their payment pursuant to Article 5, the excess unpaid amount of such fees, expenses or costs shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, BTF. Nothing in this Section 13.18 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.
                    Section 13.19. Waiver of Jury Trial.
                    EACH OF BTF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                    IN WITNESS WHEREOF, the Trustee and BTF have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

BUDGET TRUCK FUNDING, LLC, as Issuer

By:	/s/: Alex Georgianna

Name: Alex Georgianna Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/: Marian Onischak

Name: Marian Onischak Title: Assistant Vice President

ANNEX 1
TO THE
BASE INDENTURE
DEFINITIONS LIST
                    “ABCR” means Avis Budget Car Rental, LLC, a Delaware limited liability company, and its successors.
                    “Accrued Amounts” means, with respect to any Series of Notes (or any class of such Series of Notes), the amount, if any, specified in the applicable Series Supplement.
                    “Additional BTF Truck” means an Eligible Truck that is acquired by BTF after the Initial Closing Date and identified in the Eligible Truck Appendix.
                    “Administration Agreement” means the Administration Agreement, dated as of May 11, 2006, by and among the Administrator, BTF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.
                    “Administrator” means BTR, in its capacity as Administrator under the Administration Agreement, or any successor Administrator thereunder.
                    “Administrator Default” means any of the events described in Section 13(c) of the Administration Agreement.
                    “Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
                    “Affiliate Issuer” means any special purpose entity that is an Affiliate of ABCR that has entered into financing arrangements secured by one or more Series of Notes.
                    “Agent” means any Registrar or Paying Agent.
                    “Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Series of Notes then Outstanding.
                    “Aggregate Required Borrowing Base” means, on any date of determination, the sum of the Required Borrowing Base with respect to each Series of Notes Outstanding on such date.
                    “Amortization Event” with respect to each Series of Notes, has the meaning specified in Section 9.1 of the Base Indenture.
                    “Annual Noteholders’ Tax Statement” has the meaning specified in Section 4.2(b) of the Base Indenture.

1

                    “Applicants” has the meaning specified in Section 2.7 of the Base Indenture.
                    “Approved Seller” means a Person who sells trucks to BTF that has been approved in writing by the Requisite Investors.
                    “Authorized Officer” means any of the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the applicable Person whose signatures and incumbency shall have been certified in such certificates from time to time as duly authorized to execute and deliver the applicable instruments, certificates, notices and other documents in connection herewith on behalf of such Person.
                    “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.
                    “Base Indenture” means the Base Indenture, dated as of May 11, 2006, between BTF and the Trustee, as amended, modified or supplemented from time to time, exclusive of Series Supplements creating a new Series of Notes.
                    “Board of Directors” means the Board of Directors of BTF or any authorized committee of the Board of Directors, as applicable.
                    “Borrowing Base” means, as of any date of determination, an amount equal to the sum of (i) the aggregate Termination Value of all Eligible Trucks as of such date, plus (ii) cash and Permitted Investments on deposit in the Collection Account (including any subaccount of the Collection Account) as of such date, plus (iii) all accrued and unpaid Depreciation Charges included in Monthly Base Rent under the BTF Lease with respect to all Eligible Trucks as of such date that have not been sold or deemed sold under the Related Documents; plus (iv) all accrued and unpaid Casualty Payments and Truck Special Damage Payments under the BTF Lease; plus (v) all due and unpaid Liquidation Proceeds.
                    “Borrowing Base Deficiency” means, with respect to any date of determination, the amount, if any, by which the Aggregate Required Borrowing Base on such date exceeds the Borrowing Base on such date.
                    “BRAC” means Budget Rent A Car System, Inc., a Delaware corporation, and its successors.
                    “BTF” means Budget Truck Funding, LLC, a Delaware limited liability company, and its successors.
                    “BTF Lease” means the Master Motor Vehicle Operating Lease Agreement, dated as of May 11, 2006, among BTF, as lessor, BTR, as lessee, ABCR, as guarantor, and BTR, as Administrator, as amended, modified or supplemented from time to time in accordance with its terms.
                    “BTF Lease Commencement Date” has the meaning specified in Section 3.2 of the BTF Lease.

2

                    “BTF Lease Expiration Date” is defined in Section 3.2 of the BTF Lease.
                    “BTF Truck” means a truck owned by BTF.
                    “BTR” means Budget Truck Rental, LLC, a Delaware limited liability company, and its successors.
                    “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
                    “Capitalized Cost” means, with respect to any BTF Truck, (i) for each BTF Truck purchased directly from an Eligible Truck Manufacturer, the initial cost of such BTF Truck as set forth in the invoice of the applicable manufacturer, minus any incentive payments or rebates used to reduce such initial acquisition cost, as set forth on Schedule I to the Base Indenture as the “WA Acquisition Price” for such BTF Truck and (ii) for each BTF Truck purchased from an Approved Seller, the amount agreed to by Deutsche Bank Securities, Inc. with respect to such BTF Truck.
                    “Carrying Charges” means, as of any Distribution Date, the sum of (a) the aggregate of all Trustee fees and other costs, fees and expenses and indemnity amounts, if any, payable by BTF under the Indenture or the other Related Documents which have accrued since the immediately preceding Distribution Date, (b) the Monthly Administration Fee payable to the Administrator pursuant to the Administration Agreement on such Distribution Date and (c) without duplication, all other operating expenses of BTF.
                    “Carrying Cost Interest Rate” means for any Interest Period an interest rate equal to the percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (A) the amount of interest accrued during such Interest Period with respect to all Series of Notes, minus (B) any accrued earnings on Permitted Investments in the Collection Account which are available for distribution on the last Business Day of such Interest Period, and (ii) the denominator of which is equal to the average Aggregate Invested Amount during such Interest Period.
                    “Casualty” means, with respect to any BTF Truck, that (a) such BTF Truck is destroyed, seized or otherwise rendered permanently unfit or unavailable for a period of 10 days or (b) such BTF Truck is lost or stolen and is not recovered within 60 days following the occurrence thereof.
                    “Casualty Payment” means, with respect to any BTF Truck subject to a Casualty, an amount equal the Termination Value of such BTF Truck as of the date of such Casualty Payment.
                    “Cendant” means Cendant Corporation, a Delaware corporation, and its successors.
                    “Certificate of Title” means, with respect to each BTF Truck, the certificate of title applicable to such BTF Truck duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such BTF Truck.

3

                    “Change in Control” means (a) BRAC shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of the Lessee or the Administrator, or (b) ABCR shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of BRAC or (c) Avis Budget Holdings, LLC shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of ABCR.
                    “Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the applicable Series Supplement.
                    “Closing Date” means the Initial Closing Date or any Series Closing Date.
                    “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.
                    “Collateral” has the meaning specified in Section 3.1(a) of the Base Indenture.
                    “Collateral Agreements” means the BTF Lease, the Nominee Agreement and the Administration Agreement.
                    “Collection Account” means the Eligible Account maintained by the Collection Account Securities Intermediary pursuant to the Collection Account Control Agreement or any successor securities account maintained pursuant to the Collection Account Control Agreement.
                    “Collection Account Control Agreement” means the agreement among BTF, The Bank of New York Trust Company, N.A., as securities intermediary, and the Trustee, dated as of May 11, 2006, relating to the Collection Account, as amended, modified or supplemented from time to time in accordance with its terms.
                    “Collection Account Securities Intermediary” means The Bank of New York Trust Company, N.A. or any other securities intermediary that maintains the Collection Account pursuant to the Collection Account Control Agreement.
                    “Collections” means all proceeds of the Collateral including (a) all payments by or on behalf of the Lessee or the Guarantor under the BTF Lease, (b) all proceeds of the BTF Trucks, including all Disposition Proceeds from the BTF Trucks, payments of insurance proceeds and warranty payments which the Administrator is required to deposit into the Collection Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, and (c) all amounts earned on funds in the Collection Account.
                    “Company Order” and “Company Request” means a written order or request signed in the name of BTF by any one of its Authorized Officers and delivered to the Trustee.
                    “Consolidated Subsidiary” means, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of BTR in its consolidated financial statements as of such time.

4

                    “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.
                    “Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
                    “Control Agreement” means an agreement establishing “control” within the meaning of 8-106 of the New York UCC by the Trustee over Issuer Accounts.
                    “Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
                    “Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust/Structured Finance, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders, BTF and the Administrator.
                    “Daily Report” has the meaning specified in Section 4.1(a) of the Base Indenture.
                    “Definitions List” means this Definitions List, as amended or modified from time to time.

5

                    “Depreciation Charge” means with respect to any BTF Truck and any period, the excess of (a) the cumulative depreciation charge for such BTF Truck at the end of such period as determined by the product of (i) the Capitalized Cost of such BTF Truck and (ii) 100% minus the Termination Value Percentage applicable to the last day of such period over (b) the cumulative depreciation charge for such BTF Truck at the beginning of such period as determined by the product of (i) the Capitalized Cost of such BTF Truck and (ii) 100% minus the Termination Value Percentage applicable to the first day of such period; provided that, for purposes of determining the Depreciation Charges for a Related Month, the percentage applicable to the last day of such period shall be the Termination Value Percentage for such month and the percentage applicable to the first day of such period shall be the Termination Value Percentage for the month immediately preceding such Related Month; provided further that, for purposes of determining the Depreciation Charges, the Termination Value Percentage applicable to any date of determination shall be the sum of (i) the product of (x) the percentage equivalent of fraction the numerator of which is the number of days from the first day of the month in which such date of determination falls to such date of determination and the denominator is the number of days in such month in which such date of determination falls and (y) the excess of the Termination Value Percentage for the month immediately preceding the month in which such date of determination falls over the Termination Value Percentage for such month and (ii) the Termination Value Percentage for the month in which such date of determination falls.
                    “Determination Date” means the date five days prior to each Distribution Date.
                    “Diesel Truck” means a BTF Truck with a diesel engine.
                    “Disposition Proceeds” means the net proceeds from the sale or disposition of an BTF Truck to any Person, whether at an auction, wholesale or otherwise.
                    “Distribution Account” means, with respect to any Series of Notes, an account established as such pursuant to the applicable Series Supplement.
                    “Distribution Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the twentieth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing May 22, 2006.
                    “Dollar” and the symbol “$” mean the lawful currency of the United States.
                    “Eligibility Requirements” mean, with respect to any truck: (i) such truck was manufactured by an Eligible Truck Manufacturer, (ii) such truck was purchased by BTF directly from an Eligible Truck Manufacturer or an Approved Seller, and (iii) the Administrator has performed the pre-delivery inspection, and for which appropriate liening, titling and filing claims for damage in transit and other delivery claims have been completed.
                    “Eligible Account” means, at any time, a separately identifiable securities account established and maintained in the deposit taking department of a Qualified Institution or a segregated identifiable trust account established and maintained in the trust department of a Qualified Trust Institution.

6

                    “Eligible Truck” means a truck that (a) on the applicable date of determination (i) is owned by BTF, free and clear of all Liens other than Permitted Liens, (ii) is titled in the name of BTF, (iii) with respect to which a Nominee Lienholder or the Trustee is noted as the first lienholder on the Certificate of Title therefor and the Administrator or its agent, as custodian and agent for the Trucks for the benefit of the Secured Parties, or the Trustee, is in possession of such Certificate of Title, (iv) is listed on the Eligible Truck Appendix, (v) is leased under the BTF Lease for use by BTR in its daily rental fleet operations in the United States, (vi) is not an Ineligible Truck; provided, however, that, with respect to any date of determination on or before June 25, 2006, the requirements of the foregoing clauses (ii) and (iii) shall be deemed to be satisfied if the Titling Procedures for such truck have been satisfied, and (b) satisfied the Eligibility Requirements at the time it was purchased by BTF and leased under the BTF Lease.
                    “Eligible Truck Appendix” means Attachment A attached to the BTF Lease; provided that the Eligible Truck Appendix may be amended by BTF in accordance with Section 12.1, subject to (i) the calculation of the Termination Value Curve for each newly-added Truck, as determined by Deutsche Bank Securities, Inc., (which Termination Value Curve shall be subject to the consent of BTF), and (ii) as applicable, the calculation of the credit enhancement percentages for each newly-added Truck, as determined by the Required Noteholders for each outstanding Series of Notes (which enhancement percentages shall be subject to the consent of BTF).
                    “Eligible Truck Manufacturers” means General Motors Corporation, Ford Motor Company and International Truck and Engine Corporation and any other manufacturer approved in writing by the Requisite Investors.
                    “Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.
                    “Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.
                    “Enhancement Amount” has the meaning specified, with respect to any Series of Notes, in the applicable Series Supplement.
                    “Enhancement Deficiency” has the meaning specified, with respect to any Series of Notes, in the applicable Series Supplement.
                    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
                    “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

7

               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
               (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
               (c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
                    “Expected Final Distribution Date” means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.
                    “Financial Officer” means, with respect to any Person, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such Person.
                    “GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.
                    “Gasoline Truck” means a BTF Truck with a gasoline engine.
                    “Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
                    “Guaranteed Obligations” has the meaning specified in Section 26.1 of the BTF Lease.
                    “Guarantor” means ABCR in its capacity as guarantor of the Lessee’s obligations under the BTF Lease.
                    “Guaranty” has the meaning specified in Section 26.1 of the BTF Lease.

8

                    “Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.
                    “Indemnified Persons” has the meaning specified in Section 16.1 of the BTF Lease.
                    “Indenture” means the Base Indenture, together with all Series Supplements, as amended, modified or supplemented from time to time by Supplements thereto in accordance with its terms.
                    “Independent Manager” means, with respect to BTF, an individual who is not, and, except for having previously acted as an “independent” director or manager of BTF (or any special purpose entity who is an Affiliate of BTF) never was,
               (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received in such person’s capacity as a director of BTF, as the case may be) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a Person engaged as an “independent” director or manager, as the case may be) in any form whatever to, ABCR, BTF, BRAC, the Administrator or any of their Affiliates or associates, or
               (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of BTF, as the case may be, or ABCR, BTF, BRAC, the Administrator or any of their Affiliates, or a stockholder, member, partner, director, officer, employee, Affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by a Person engaged as an “independent” director or manager, as the case may be) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a Person engaged as an “independent” director or manager, as the case may be) in any form whatever to, such beneficial owner or any of such beneficial owner’s affiliates or associates, or
               (iii) a member of the immediate family of any person described above.

9

                    “Ineligible Truck” means a Truck owned by BTF that, on the applicable date of determination, (i) is over the Maximum Mileage Limit, (ii) has suffered a Casualty, (iii) with respect to Gasoline Trucks, is older than 42 months from the date of original invoicing and with respect to Diesel Trucks, is older than 54 months from the date of original invoicing, or (iv) is currently subject to a recall by the manufacturer.
                    “Initial Acquisition Cost” has the meaning specified in Section 2.3 of the BTF Lease.
                    “Initial Closing Date” means the date on which the initial Series of Notes is issued pursuant to the Indenture.
                    “Initial Closing Date Net Book Value” means, with respect to each BTF Truck on the Initial Closing Date, the Capitalized Cost of such BTF Truck minus all Depreciation Charges accrued with respect to such Truck through the day immediately preceding the Initial Closing Date.
                    “Initial Invested Amount” means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Series Supplement.
                    “Initial Purchase Net Book Value” means, with respect to each Additional BTF Truck on the Vehicle Lease Commencement Date for such Additional BTF Truck, the Capitalized Cost of such Additional BTF Truck minus all Depreciation Charges accrued with respect to such Truck through the day immediately preceding the Vehicle Lease Commencement Date for such Additional BTF Truck.
                    “Interest Collections” means on any date of determination, all Collections which represent payments of Monthly Base Rent (other than (x) any Depreciation Charges included in payments of Monthly Base Rent pursuant to clause (b) of the definition of thereof and (y) any amount included in payments of Monthly Base Rent pursuant to clause (d) of the definition thereof) plus any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.
                    “Interest Period” means, with respect to any Series of Notes, the period commencing on and including a Distribution Date and ending on and excluding the day preceding the next succeeding Distribution Date, commencing on the date specified in the applicable Series Supplement.
                    “Invested Amount” means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.
                    “Invested Percentage” means, with respect to any Series of Notes, the percentage specified in the applicable Series Supplement.
                    “Investment Company Act” means the Investment Company Act of 1940, as amended.

10

                    “Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.
                    “Issuer Accounts” has the meaning specified in Section 5.1(e) of the Base Indenture.
                    “Lease Event of Default” means the occurrence of any of the events described in Section 18.1 of the BTF Lease.
                    “Lease Payment Default” means the occurrence of any event described in Section 18.1.1 of the BTF Lease.
                    “Lease Payment Deficit” has the meaning specified, with respect to any Series, in the applicable Series Supplement.
                    “Lessee” means BTR, in its capacity as lessee under the BTF Lease.
                    “Lessor” means BTF in its capacity as the lessor under the BTF Lease.
                    “Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.
                    “Limited Liquidation Event of Default” means, with respect to any Series of Notes, any event specified as such in the applicable Series Supplement.
                    “Liquidation Event of Default” means, the occurrence and continuance of an Amortization Event under the Base Indenture (excluding Section 9.1(k)).
                    “Liquidation Proceeds” means, with respect to any Related Month, amounts paid during such Related Month and amounts due and payable (but not more than 30 days past the date of disposition of the Truck) with respect to the disposition, at auction, wholesale or otherwise, of the Trucks previously leased under the Lease.
                    “Material Adverse Effect” means, with respect to any occurrence, event or condition:
               (a) a material adverse change in or effect on the financial condition, prospects, business, assets or operations of the Guarantor and its Consolidated Subsidiaries;
               (b) a material adverse effect on the ability of BTR, the Guarantor, ABCR, BTF or the Administrator to perform its obligations under any of the Related Documents; or

11

               (iii) an adverse effect on (a) the validity or enforceability of any Related Document or (b) on the validity, status, perfection or priority of the Trustee’s Lien on the Collateral.
                    “Maximum Invested Amount” means, with respect to each Series of Notes, the amount, if any, specified in the applicable Series Supplement.
                    “Maximum Mileage Limit” means 110,000 miles.
                    “Monthly Administration Fee” means, with respect to each Distribution Date, the fee payable to the Administrator pursuant to Section 6 of the Administration Agreement on such Distribution Date.
                    “Monthly Base Rent” means, for each Distribution Date, the sum of (a) the aggregate amount of interest accrued on each Outstanding Series of Notes during the Interest Period ending on the day immediately preceding such Distribution Date minus any accrued earnings on investments in the Collection Account which are available for distribution on the last Business Day of such Interest Period, plus (b) the accrued Depreciation Charges for the Related Month for all BTF Trucks (i) subject to the BTF Lease as of the end of the Related Month or (ii) that, without double counting, while subject to the BTF Lease, either became Ineligible Trucks, suffered a Casualty or were sold by or on behalf of BTF to any Person, in each case, during the Related Month, plus (c) Truck Special Damage Payments related to BTF Trucks disposed of during the Related Month, plus (d) the Termination Value of any BTF Truck with respect to which a Casualty has occurred during the Related Month, plus (e) the Carrying Charges as of such Distribution Date, plus (f) an amount equal to 2% per annum, payable at one-twelfth the annual rate, of the Net Book Value of the BTF Trucks as of the first day of the Related Month.
                    “Monthly Certificate” has the meaning specified in Section 4.1(c) of the Base Indenture.
                    “Monthly Noteholders Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement.
                    “Moody’s” means Moody’s Investors Service.
                    “Net Book Value” means, (a) with respect to each Eligible Truck (other than an Additional BTF Truck), (i) as of any date of determination during the period from and including the Initial Closing Date to but excluding the initial Determination Date, the Initial Closing Date Net Book Value of such Eligible Truck, (ii) as of the initial Determination Date, the Initial Closing Date Net Book Value of such Eligible Truck minus the aggregate Depreciation Charges accrued with respect to such Eligible Truck from and including the Initial Closing Date through the last day of the Related Month and (iii) as of any other Determination Date, the Net Book Value of such Eligible Truck as calculated on the immediately preceding Determination Date minus the aggregate Depreciation Charges accrued with respect to such Eligible Truck during the Related Month and (b) with respect to each Additional BTF Truck, (i) as of any date of determination during the period from and including the Vehicle Lease Commencement Date with respect to such Additional BTF Truck to but excluding the initial Determination Date thereafter, the Initial Purchase Net Book Value of such Additional BTF Truck, (ii) as of the initial

12

Determination Date after the Vehicle Lease Commencement Date with respect to such Additional BTF Truck, the Initial Purchase Net Book Value of such Additional BTF Truck minus the aggregate Depreciation Charges accrued with respect to such Additional BTF Truck from and including the Vehicle Lease Commencement Date with respect to such Additional BTF Truck through the last day of the Related Month and (iii) as of any other Determination Date, the Initial Purchase Net Book Value of such Additional BTF Truck as calculated on the immediately preceding Determination Date minus the aggregate Depreciation Charges accrued with respect to such Additional BTF Truck during the Related Month. After the initial Determination Date, on any date of determination that is not a Determination Date, the Net Book Value of an Eligible Truck or an Additional BTF Truck will be the Net Book Value calculated for such Eligible Truck or Additional BTF Truck on the most recent Determination Date.
                    “Nominee Agreement” means a Nominee Lienholder Agreement approved in writing by the Requisite Investors, among BTF, a Nominee Lienholder, the Trustee and ABCR, as amended, modified or supplemented from time to time in accordance with its terms.
                    “Nominee Lienholder” means a Person approved in writing by the Requisite Investors, in its capacity as nominee lienholder under the Nominee Agreement, and any successor Nominee Lienholder thereunder.
                    “Note Obligations” means all principal and interest, at any time and from time to time, owing by BTF on the Notes and all costs, fees and expenses payable by, or obligations of, BTF under the Indenture and/or the Related Documents.
                    “Note Rate” means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.
                    “Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.
                    “Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
                    “Notes” has the meaning specified in the recitals to the Base Indenture.
                    “Officer’s Certificate” means a certificate signed by an Authorized Officer of, ABCR, BTF the Administrator or the Lessee, as the case may be.
                    “Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to ABCR, BTF, the Administrator or, as the case may be, unless the Requisite Investors shall notify the Trustee of objection thereto.
                    “Outstanding” has the meaning specified, with respect to any Series, in the applicable Series Supplement.
                    “Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

13

                    “Pension Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
                    “Permitted Encumbrances” means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance or similar legislation; (c) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of the Lessee; (d) a Lien constituting a lease or sublease granted by the Lessee to others in the ordinary course of business; (e) a Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien: (i) such Lien shall at all times be confined solely to the asset purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within 90 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien at no time exceeds an amount equal to the lesser of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to the Lessee of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (f) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of clause (e) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on such property; and (g) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days. For this purpose “Purchase Money Indebtedness” means Indebtedness of the Lessee that, within 90 days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which the Lessee had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease and renewals, extensions or refundings, thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.
                    “Permitted Investments” means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars,

14

issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence:
               (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
               (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 or higher by Moody’s and A-1 or higher by Standard & Poor’s and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of “A-1+”, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor’s not lower than “AA”, in the case of long-term unsecured debt obligations;
               (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor’s of “A-1+” and from Moody’s of “P-1”;
               (iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
               (v) investments in money market funds rated “AAm” by Standard & Poor’s or otherwise approved in writing by Standard & Poor’s;
               (vi) Eurodollar time deposits having a credit rating from Standard & Poor’s of “A-1+” and from Moody’s of “P-1”;
               (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by Standard & Poor’s and “P-1” by Moody’s or which otherwise is approved as to collateralization by the Rating Agencies; and
               (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.
                    “Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP,

15

(ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens noted on the Certificate of Title in the name of a Nominee Lienholder and (iv) the Liens in favor of the Trustee pursuant to the Indenture.
                    “Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
                    “Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.
                    “Potential Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.
                    “Power of Attorney” means a power of attorney in the form of Exhibit A to a Nominee Agreement with respect to BTF, as nominee titleholder thereunder, and in the form of Exhibit B to the Nominee Agreement with respect to the Nominee Lienholder.
                    “Principal Collections” means any Collections other than Interest Collections.
                    “Principal Terms” has the meaning specified in Section 2.2 of the Base Indenture.
                    “Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.
                    “Qualified Institution” means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any one of the states thereof and subject to the supervision and examination by federal or state banking authorities which at all times has the Required Ratings and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.
                    “Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating of not less than “A-” by S&P and “A3” by Moody’s.
                    “Record Date” means, with respect to any Series of Notes and any Distribution Date, the date specified in the applicable Series Supplement.

16

                    “Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.
                    “Related Documents” means, collectively, the Indenture, the Notes, any Nominee Agreements, the Administration Agreement, the Collection Account Control Agreement, any agreements relating to the issuance or the purchase of any of the Notes, any Enhancement Agreements, the BTF Lease and the Supplemental Documents relating to the BTF Lease.
                    “Related Month” means, (i) with respect to any Distribution Date or Determination Date, the most recently ended calendar month, (ii) with respect to any other date, the calendar month in which such date occurs and (iii) with respect to an Interest Period, the month in which such Interest Period commences; provided, however, that with respect to the above clause (i), the initial Related Month shall be the period from and including the Initial Closing Date to and including the last day of the calendar month following the month in which the Initial Closing Date occurs.
                    “Required Borrowing Base” means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.
                    “Required Enhancement Amount” has the meaning specified, with respect to any Series, in the applicable Series Supplement.
                    “Required Ratings” means (i) a short-term certificate of deposit rating of “P-l” from Moody’s and at least “A-1” from Standard & Poor’s and (ii) a long-term unsecured debt rating of not less than “Aa3” from Moody’s and “AA-” from Standard & Poor’s.
                    “Required Noteholders” has the meaning specified, with respect to any Series, in the applicable Series Supplement.
                    “Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).
                    “Requisite Investors” means Noteholders holding in excess of 66% of the aggregate Invested Amount of all outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by (i) BTF or any Affiliate of BTF and (ii) ABCR or any Affiliate of ABCR).
                    “S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
                    “Secured Parties” has the meaning specified in Section 3.1 of the Base Indenture.
                    “Securities Act” means the Securities Act of 1933, as amended.

17

                    “Series Accounts” means, with respect to any Series of Notes, the account or accounts established pursuant to the Series Supplement for such Series of Notes.
                    “Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.
                    “Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.
                    “Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.
                    “Series Termination Date” means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the termination date.
                    “Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
                    “Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article 12 of the Base Indenture.
                    “Supplemental Documents” has the meaning specified in Section 2.1 of the BTF Lease.
                    “Supplemental Rent” means any and all amounts due under the BTF Lease other than Monthly Base Rent.
                    “Tax Opinion” means an Opinion of Counsel to be delivered in connection with the issuance of a new Series of Notes to the effect that, for United States federal income tax purposes, the issuance of such new Series of Notes will not result in any of the Outstanding Series of Notes failing to be characterized as debt for United States federal income tax purposes.
                    “Term” has the meaning specified in Section 3.2 of the BTF Lease.
                    “Termination Value” means, with respect to any BTF Truck, as of any date, an amount equal to (i) the Capitalized Cost of such BTF Truck minus (ii) all Depreciation Charges accrued with respect to such BTF Truck through but excluding such date.
                    “Termination Value Curve Schedule” means the Termination Value Curve Schedule, prepared by Deutsche Bank Securities, Inc. and attached as Schedule I hereto, setting forth Termination Value Curve for each type of Truck on the Eligible Truck Appendix with the expected net book values of such Trucks expressed as a percentage of the original Capitalized Cost of such Trucks in monthly increments, as such schedule may be amended from time to time

18

by Deutsche Bank Securities, Inc. to add Additional BTF Trucks of a new type or otherwise subject to the consent of BTF.
                    “Termination Value Percentage” means, with respect to each type of Eligible Truck, the percentages of the original Capitalized Cost of such Eligible Truck as set forth on, or derived from, the Termination Value Curve Schedule.
                    “Titling Procedures” means, (a) with respect to any BTF Truck for which an Oklahoma Certificate of Title has not been issued, (i) the proper completion and filing with the Oklahoma Tax Commission (the “OTC”) or any Oklahoma motor vehicle license agent (“License Agent”) of (w) an Application for Oklahoma Certificate of Title for a Vehicle (including the Affidavit for Title/Registration of Rental Vehicles, and, if applicable, the Affidavit for Issuance of Title for a Proportionally Registered Vehicle), (x) the manufacturer’s certificate of origin for such BTF Truck, (y) the Lien Entry Form containing the name and address of the Trustee and the Closing Date in the manner prescribed by the OTC or any applicable License Agent, and (z) the payment of the applicable lien filing fee for such BTF Truck, and (ii) the satisfaction of any other requirements for perfection of the Trustee’s Lien on such BTF Truck and (b) with respect to any BTF Truck for which an Oklahoma Certificate of Title has been issued, (i) the titling of such BTF Truck in the name of BTF, (ii) the notation of the Trustee or a Nominee Titleholder as the first lienholder on the Certificate of Title for such BTF Truck and (iii) the Administrator or its agent, as custodian and agent for the Trustee for the benefit of the Secured Parties, or the Trustee, being in possession such Certificate of Title.
                    “Truck” has the meaning specified in the recitals to the BTF Lease.
                    “Truck Funding Date” has the meaning specified in Section 3.1 of the BTF Lease.
                    “Truck Special Damage Payments” has the meaning specified in Section 13.2(a) of the BTF Lease.
                    “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
                    “Trust Officer” means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.
                    “Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.
                    “UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.
                    “United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

19

                    “U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.
                    “Vehicle Lease Commencement Date” has the meaning specified in Section 3.1 of the BTF Lease.
                    “Vehicle Lease Expiration Date” has the meaning specified in Section 3.1 of the BTF Lease.
                    “Vehicle Perfection and Documentation Requirements” means, with respect to an BTF Truck, submission of an application for the issuance of a certificate of title for such BTF Truck with the department of registry of motor vehicles of the applicable state in which such BTF Truck is to be registered, which application shall reflect BTF as the registered owner and any Nominee Lienholder or the Trustee as the first lienholder.
                    “Vehicle Purchase Price” has the meaning specified in Section 2.5 of the BTF Lease.
                    “Vehicle Term” has the meaning specified in Section 3.1 of the BTF Lease.
                    “VIN” means vehicle identification number.
                    “Wholly-Owned Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.
                    “written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

20